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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
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Contact:

    Michael W. Rogers                              William B. Boni
    Executive Vice President and CFO               VP, Corp. Communications
    (781) 861-8444                                 (781) 402-3410

                       PFIZER RETURNS PAGOCLONE TO INDEVUS

          Company Schedules Conference Call for June 7, 2002, 9 AM EDT

LEXINGTON, MA, June 7, 2002 -- Indevus Pharmaceuticals, Inc. (NASDAQ: IDEV) today announced that Pfizer Inc. will return to the Company exclusive, worldwide development and commercialization rights to pagoclone, a drug in advanced clinical stage testing to treat anxiety disorders.

Pfizer has informed the Company of the results of its most recent clinical trials with pagoclone in generalized anxiety disorder (GAD) and panic disorder, which did not achieve the level of efficacy established in previous trials. Accordingly, Pfizer has elected not to pursue further development of the compound. As demonstrated in previous clinical trials, pagoclone was well tolerated in these latest trials, with no significant differences from placebo with respect to adverse events, including sedation and withdrawal effects.

The Company will conduct an investor conference call on Friday, June 7, 2002, at 9 a.m. eastern daylight time, to discuss pagoclone. Those who wish to participate in the conference call may call the toll-free access number, 888-482-0024, and provide the following pass code: 886486. A recording of the call will be available beginning approximately 30 minutes after its completion by calling either 617-801-6888 or 888-286-8010, pass code: 45846.

"While we are disappointed that Pfizer has elected not to pursue this project, we believe that further development of pagoclone for anxiety disorders may be merited," said Glenn L. Cooper, M.D., chairman, president and chief executive officer of Indevus. "To date, there have been three positive Phase II clinical trials of the compound, two in panic disorder conducted by Indevus and one in GAD conducted by Pfizer. Pfizer's most recent data in two Phase II GAD trials and one Phase III panic disorder trial did not reach statistical significance, however. Based on further analysis of this total data package, including consultation with our licensor, Aventis, S.A., which has certain contractual rights to pagoclone, we will make a decision about the continued development of this compound.

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"We believe the data gathered from six clinical trials conducted by Pfizer and
Indevus with pagoclone suggest its potential as a novel anti-anxiety agent which lacks the sedative effects and withdrawal or rebound-anxiety symptoms seen with existing classes of such agents," said Dr. Cooper.

Indevus Pharmaceuticals is engaged in the development and commercialization of a portfolio of products and product candidates, including multiple compounds in late-stage clinical development. The Company's lead products under development include trospium for overactive bladder, pagoclone for panic/anxiety disorders, PRO 2000 for the prevention of infection by HIV and other sexually transmitted pathogens, and dersalazine for inflammatory bowel disease.

Except for the descriptions of historical facts contained herein, this press release contains forward-looking statements that involve risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those anticipated by the forward looking statements. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include, but are not limited to: uncertainties relating to clinical trials, regulatory approval and commercialization of our products; the early stage of products under development; need for additional funds and corporate partners; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; dependence on third parties for manufacturing and marketing; competition; risks associated with contractual arrangements; limited patent and proprietary rights; and other risks.

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